Exhibit 99.2
Unaudited Combined Financial Statements of GO, LLC and MV Pipeline Company
as of September 30, 2007 and for the nine months ended September, 2007 and 2006
The unaudited combined balance sheet as of September 30, 2007 and the combined statements of operations for the nine months ended September 30, 2007 and 2006 have been prepared by Rio Vista without audit. In the opinion of management, the unaudited combined financial statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the unaudited combined financial position of GO, LLC and MV Pipeline Company as of September 30, 2007, and the unaudited results of combined operations for the nine months ended September, 2007 and 2006.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to the rules and regulations of the Securities Exchange Commission, although Rio Vista believes that the disclosures made are adequate to make the information not misleading. These unaudited financial statements should be read in conjunction with the audited financial statements of GO, LLC and MV Pipeline Company included elsewhere herein this Form 8-K/A.

GO, LLC AND MV PIPELINE COMPANY
COMBINED BALANCE SHEET
(Unaudited)
ASSETS

September 30,
2007
CURRENT ASSETS
Cash	$143,000
Trade accounts receivable less allowance for doubtful accounts of $0	164,000
Notes receivable from related party	30,000

Total current assets	337,000

PROPERTY AND EQUIPMENT — AT COST
Pipelines	1,175,000
Equipment	131,000
Vehicles	27,000

Total property and equipment	1,333,000
Less accumulated depreciation	(340,000)

993,000

TOTAL ASSETS	$1,330,000

The accompanying notes are an integral part of these statements.

GO, LLC AND MV PIPELINE COMPANY
COMBINED BALANCE SHEET — CONTINUED
(Unaudited)
LIABILITIES AND EQUITY

September 30,
2007
CURRENT LIABILITIES
Bank overdraft	$4,000
Notes payable	217,000
Due to related parties	607,000
Accounts payable	120,000
Accrued interest	22,000

Total current liabilities	970,000

Deferred income tax — noncurrent	28,000

EQUITY
Member’s equity	41,000
Common stock, par value $1.00 per share, 50,000 shares authorized, issued and outstanding	14,000
Additional paid-in-capital	240,000

Retained earnings	(140,000)

Total equity	332,000

TOTAL LIABILITIES AND EQUITY	$1,330,000

The accompanying notes are an integral part of these statements.

GO, LLC AND MV PIPELINE COMPANY
COMBINED STATEMENT OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2007	2006
Revenue and other income items
Gas sales	$438,000	$287,000
Gathering fees	1,660,000	993,000
Rental fees	77,000	145,000

Total revenue and other income items	2,175,000	1,425,000

Cost of revenues and operating expenses	2,255,000	1,349,000

Operating income

Net income (loss) before income tax benefit	(80,000)	76,000

Deferred tax benefit	26,000	28,000

Net income (loss)	$(54,000)	$104,000

The accompanying notes are an integral part of these statements.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2007
(Unaudited)
NOTE A — ORGANIZATION AND BASIS OF PRESENTATION
GO, Inc. was incorporated in the state of Oklahoma on March 6, 1990 and was a wholly owned subsidiary of Outback Production Inc. (Outback). On September 19, 2007, GO, Inc. was converted to an Oklahoma limited liability company, GO LLC (GO). GO and MV operate gas pipelines located in Oklahoma. GO, LLC commenced its pipeline operations in 2006. MV Pipeline Company (MV) was incorporated in the state of Oklahoma on January 10, 1997 and is 33 1/3% owned by GM Oil Properties, Inc (GM Oil) and 66 2/3% owned by Penny Petroleum Corporation (Penny Petroleum).
As a result of the common ownership (see Note H), the accompanying combined financial statements include the financial statements of GO and MV (collectively referred to as “Company”). All significant intercompany accounts and transactions are eliminated.
NOTE B — NOTES PAYABLE
GO had an unsecured note payable to the Bank of Eufaula in the amount of $230,000 dated May 16, 2006. The note was payable on demand or in the absence of demand due at maturity on May 15, 2007 at which time all outstanding principal and interest are due. Interest accrues at the rate of 8%. The original maturity date was extended to May 15, 2008, however GO paid the outstanding principal and interest on November 30, 2007. The purpose of the loan was to acquire the Brooken system pipeline.
At December 31, 2006, GO had a note secured by a vehicle in the amount of $23,000. The note was paid in December 2007.
NOTE C — CONTRACTUAL AGREEMENTS
GO entered into an agreement with Clearwater Enterprises, LLC (Clearwater) to provide monthly services in relationship to the Brooken system pipeline. The principle owner of Clearwater is a minority stockholder in GM Oil. In accordance with terms of the agreement, Clearwater would 1) receive pipeline nominations from the various shippers on the Brooken system. 2) allocate volumes to the wellhead based upon the volumes delivered to the Brooken interconnect 3) prepare gathering and compression fee invoices on behalf of the Company 4) prepare pipeline imbalance and cashout statements. The monthly gathering management fee for these services is $3,000. The effective date of the agreement was June 1, 2006 to May 31, 2007. Subsequent to May 31, 2007, the agreement continues month to month thereafter unless and until terminated by either party upon 30 days notice.
Substantially all of the gas sales of GO are made to Clearwater. These gas sales are governed by an agreement that expires on February 28, 2009 and continues yearly thereafter, until canceled by either party within thirty day notice.
GO entered into a one year lease agreement with Hanover Compression Limited Partnership for the use of a compressor. The lease is dated October 1, 2006 and is guaranteed for a minimum of twelve months and continues monthly until cancelled by either party with 30 day notice. Minimum base lease payments of $10,500 plus taxes and are due monthly. The base amount is subject to semi-annual adjustments.
MV entered into a Gas Compression Master Service Agreement with USA Compression Partners, LP on November 1, 2007. This agreement replaces an earlier agreement for gas compression services. The agreement provides for monthly payments of approximately $17,000 per month through August 31, 2009.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
September 30, 2007
(Unaudited)
NOTE D — RELATED PARTY TRANSACTIONS
The note receivable is from one of the Outback’s shareholders. Outstanding principal and interest of 8% are due on December 19, 2007. This note is unsecured. Subsequent to December 31, 2006, an additional $10,000 was advanced to this shareholder and the total amount outstanding repaid in October 2007.
GO leases employees from GM Oil for the purpose of operating its rental machinery and equipment. The Company has classified these expenses as wage reimbursements in the statement of income.
Certain administrative activities of the Company are performed by employees of GM Oil without charge.
In January 2004, MV entered into a Management Agreement with GM Oil for management services. The agreement, which was to expire on December 31, 2008, was terminated on November 14, 2007. The agreement provides for a monthly management fee of $3,000. In addition, the agreement also provides for interest to be paid on certain advances made by GM Oil to MV at 8% compounded quarterly. Advances are due on demand. Advances from other related parties are due on demand and do not bear interest.
NOTE E — ACQUISITION
On November 19, 2007, Rio Vista Penny LLC (“Rio Vista Penny”), an indirect, wholly-owned subsidiary of Rio Vista Energy Partners L.P. (“Rio Vista”), entered into a Note Purchase Agreement, Promissory Notes, Security Agreement, Common Unit Purchase Warrant (the “TCW Warrant”) and related agreements with TCW Asset Management Company (“TAMCO”) as agent and TCW Energy Fund X investors as holders (the “TCW Noteholders”) (TAMCO and the TCW Noteholders collectively, “TCW”) in connection with a first lien senior credit facility (the “TCW Credit Facility”) between TCW and Rio Vista Penny. The purpose of the TCW Credit Facility is to provide financing of the acquisition and operation of the assets of GM Oil and assets of Penny Petroleum, an Oklahoma corporation by Rio Vista Penny and the acquisition of the membership interests of GO LLC, by Rio Vista GO LLC (“Rio Vista GO”), an indirect, wholly-owned subsidiary of Rio Vista. The assets of GM Oil, Penny Petroleum and GO are collectively referred to as the “Oklahoma Assets.”
The TCW Credit Facility is a $30,000,000 senior secured credit facility available to Rio Vista Penny with a maturity date of August 29, 2010. The amount of the initial draw under the facility is $21,700,000, consisting of $16,750,000 in assumption of the existing indebtedness in the principal amount of including accrued but unpaid interest (such principal and interest, the “TCW Debt”) owed by GM Oil to TCW, $1,950,000 in consideration for TCW to enter into the TCW Credit Facility with Rio Vista Penny and for Rio Vista Penny to purchase an overriding royalty interest (“ORRI”) held by an affiliate of TCW, and $3,000,000 to fund the acquisition of the GO LLC, see below, by Rio Vista GO. TCW has also approved plan of development (“APOD”) for the Oklahoma assets totaling approximately $2,500,000. The TCW Credit Facility is secured by a first lien on all of the Oklahoma Assets and associated production proceeds pursuant to the Note Purchase Agreement, Security Agreement and related agreements, including mortgages of the Oklahoma Assets in favor of TCW. The interest rate is 10.5%, increasing to 12.5% if there is an event of default. Payments under the TCW Credit Facility are interest-only until December 29, 2008. The TCW Credit Facility carries no prepayment penalty. Rio Vista ECO LLC (an indirect, wholly-owned subsidiary of Rio Vista and the direct parent of Rio Vista Penny and Rio Vista GO), Rio Vista GO, GO LLC and MV have each agreed to guarantee payment of the Notes payable to investors under the TCW Credit Facility.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
September 30, 2007
(Unaudited)
NOTE E — ACQUISITION — Continued
On November 19, 2007, Rio Vista GO completed the purchase of membership interests of GO LLC pursuant to the Membership Interest Purchase and Sale Agreement between Rio Vista GO, GO LLC, Outback (the owner of all of the outstanding membership interests of GO LLC), and Gary Moores and Bill Wood (each a shareholder of Outback), dated as of October 2, 2007, as amended on November 16, 2007 (the “Amended GO Agreement”). The total purchase price paid for the membership interests of GO LLC was $4,000,000, consisting of cash and equity interests in Rio Vista. The cash portion of the purchase price was $3,000,000. The equity portion of the purchase price was paid by delivery of 91,996 common units of Rio Vista (the “GO Units”) to Gary Moores and Bill Wood. Rio Vista has agreed to file with the SEC a registration statement on Form S-3 (the “GO Registration Statement”) covering the GO Units within 90 days following November 19, 2007.
On the date the GO Registration Statement is declared effective by the SEC (the “Registration Date”), if the closing price of Rio Vista’s common units as reported by the NASDAQ Stock Market (the “Registration Date Price”) is less than 80% of $10.87 (the “Minimum Price”), Rio Vista GO will deliver to Outback either (i) additional common units of Rio Vista (the “Additional GO Units”) in such number as necessary so that the total value of the GO Units and the Additional GO Units, in each case based on the Registration Date Price, is at least 80% of the value of the Purchase Price Units based on the Minimum Price or (ii) additional cash (the “Additional Cash”) in such amount as necessary so that the total value of the GO Units, based on the Registration Date Price, together with the Additional Cash, is at least 80% of the value of the GO Units based on the Minimum Price. In lieu of delivery of Additional GO Units or Additional Cash to supplement the GO Units, Rio Vista GO has the alternate option to pay the entire value of the GO Units based on the Minimum Price in cash (the “All Cash Payment”). Upon delivery of the All Cash Payment to the Seller, all GO Units shall be returned to Rio Vista GO and/or cancelled by Rio Vista.
On November 19, 2007, Rio Vista Penny completed the purchase of assets from GM Oil pursuant to the Asset Purchase Agreement between Rio Vista Penny and GM Oil dated as of October 1, 2007, as amended on November 16, 2007 (the “Amended GM Agreement”). The assets acquired pursuant to the Amended GM Agreement consist of the real and personal property interests of GM Oil in certain oil and gas properties located in Haskell, McIntosh and Pittsburg counties in Oklahoma, including approximately 33.33% of the outstanding capital stock of MV (collectively, the “GM Assets”). The total purchase price for the GM Assets was paid by assumption of the TCW Debt in the amount of $16,750,000. The TCW Debt is payable to the TCW Noteholders and is administered by TAMCO as agent pursuant to the TCW Credit Facility. No cash or equity consideration was paid to GM Oil or its shareholders as part of the purchase price of the GM Assets.
On November 19, 2007, Rio Vista Penny completed the purchase of assets from Penny Petroleum pursuant to the Asset Purchase Agreement between Rio Vista Penny, Penny Petroleum and Gary Moores (a shareholder of Penny Petroleum), dated as of October 1, 2007, as amended on October 25 and November 16, 2007 (the “Amended Penny Agreement”). The assets acquired pursuant to the Amended Penny Agreement consist of the real and personal property interests of Penny Petroleum in certain oil and gas properties located in McIntosh, Pittsburg and Haskell counties in Oklahoma, including approximately 66.66% of the outstanding capital stock of MV.
In connection with the above transactions, GO LLC distributed $63,000 in oil and gas interests to parties related to Outback.